EXECUTION VERSION

AMENDED AND RESTATED EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

This Amended and Restated Expense Support and Conditional Reimbursement Agreement (this "Agreement") is made this 1st day of April, 2026, by and between Partners Group Lending Fund, LLC, a Delaware limited liability company (the "Fund"), and Partners Group (USA) Inc., a Delaware corporation (the "Adviser").

WHEREAS, the Fund and the Adviser entered into an expense support and conditional reimbursement agreement dated as of the 31st day of August, 2023 (the "Original Agreement");

WHEREAS, the Fund and the Adviser desire to amend and restate the Original Agreement in its entirety;

WHEREAS, the Fund is a non-diversified, closed-end management investment company that will elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

WHEREAS, the Fund has retained the Adviser to furnish investment advisory services to the Fund on the terms and conditions set forth in the investment advisory agreement, dated August 31, 2023, entered between the Fund and the Adviser, as may be amended and/or restated from time to time (the "Investment Advisory Agreement"); and

WHEREAS, the Fund and the Adviser have determined that it is appropriate and in the best interests of the Fund that the Adviser (i) shall pay a portion of the Fund's Other Operating Expenses (as defined below) to the effect that such expenses do not exceed 1.00% (on annualized basis) of the Fund's net asset value, and (ii) may elect to pay an additional portion of the Fund's expenses from time to time, which the Fund will be obligated to reimburse to the Adviser at a later date if certain conditions are met.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. The Adviser agrees to waive the Base Management Fee (as described in the Investment Advisory Agreement) payable to it (excluding the Incentive Fee (as described in the Investment Advisory Agreement)) by the Fund and/or to pay or absorb expenses of the Fund (collectively, a "Waiver") so that the Other Operating Expenses of the Fund will not exceed 1.00% (on annualized basis) of the Fund's net asset value (the "Expense Limitation").

2. For purposes of this Agreement, "Other Operating Expenses" means the Fund's organization and offering expenses, professional fees, directors fees, administration fees, and other general and administrative expenses, but excluding the Base Management Fee, taxes, interest expense, brokerage commissions, transaction-related expenses arising out of investments made by the Fund, extraordinary expenses, credit facility arrangement fees, servicing fees, any acquired fund fees and expenses, and the Incentive Fees).

3. The Fund agrees to carry forward, for a period not to exceed three (3) years from the date on which a Waiver is made by the Adviser, all fees and expenses in excess of the Expense Limitation that have been waived, paid or absorbed by the Adviser, and to repay the Adviser such amounts, provided the Fund is able to effect such repayment and remain in compliance with the Expense Limitation. To the extent that such repayment is due, it shall be made as promptly as possible, in conjunction with the next succeeding payment of the Base Management Fee to the Adviser. To the extent that the full amount of such waived amount or expense paid cannot be repaid as provided in the previous sentence within such applicable three-year period, such repayment obligation shall be extinguished.

4. If this Agreement is terminated by either the Fund or the Adviser, the Fund agrees to repay to the Adviser any amounts payable pursuant to Section 3 that have not been previously repaid and, subject to the Investment Company Act, such repayment will be made to the Adviser not later than three (3) years from the date on which a Waiver was made by the Adviser (regardless of the date of termination of this Agreement), so long as the Fund is able to effect such reimbursement and remain in compliance with the Expense Limitation as if such Expense Limitation was still in effect.

5. This Agreement shall become effective as of the date of this Agreement for an initial one-year term. Thereafter, this Agreement shall automatically renew for consecutive one-year terms for so long as the Adviser or an affiliate thereof acts as investment manager of the Fund. Any party may terminate this Agreement upon thirty (30) days' written notice to the other party.

6. This Agreement shall automatically terminate in the event of (i) the termination by the Fund of the Investment Advisory Agreement; (ii) the board of directors of the Fund makes a determination to dissolve or liquidate the Fund; or (iii) upon a quotation or listing of the Fund's securities on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of the Fund's assets to, or a merger or other liquidity transaction with, an entity in which the Fund's unitholders (the "Unitholders") receive units of a publicly-traded company which continues to be managed by the Adviser or an affiliate thereof.

7. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

8. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Delaware. For so long as the Fund is regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware or any of the provisions herein conflict with the provisions of the Investment Company Act, the latter shall control. Further, nothing in this Agreement shall be deemed to require the Fund to take any action contrary to the Fund's Certificate of Formation or Limited Liability Company Agreement, as each may be amended or restated, or to relieve or deprive the board of directors of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.

9. It is expressly acknowledged and agreed by each of the parties to this Agreement that all Unitholders of the Fund are and shall be third-party beneficiaries hereof and entitled to rely on the representations, warranties, covenants and agreements contained herein and shall be entitled to enforce the Fund's rights under this Agreement if the Adviser breaches or otherwise fails to perform its obligations under this Agreement.

10. Notwithstanding the foregoing, the Unitholders shall not be obligated to monitor any party's compliance with the terms of this Agreement.

11. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

12. The Fund shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Adviser.

13. This Agreement may be amended in writing by mutual consent of the parties. This Agreement may be executed by the parties on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARTNERS GROUP LENDING FUND, LLC

By:	/s/ Helen Flood
Name:	Helen Flood
Title:	Authorized Signer

By:	/s/ Robert Collins
Name:	Robert Collins
Title:	Partner

PARTNERS GROUP (USA) INC.

By:	/s/ Helen Flood
Name:	Helen Flood
Title:	Authorized Signer

By:	/s/ Robert Collins
Name:	Robert Collins
Title:	Partner

[Expense Support and Conditional Reimbursement Agreement Signature Page]